PURCHASE AGREEMENT

                    This PURCHASE AGREEMENT (this "Agreement"), dated as of December 31, 2001, is by and among Point West Capital Corporation, a Delaware corporation (the "Seller"), Kildare Capital, Inc., a California corporation ("Purchaser"), and BROKER DEALER MARKET, INC., a Florida corporation ("Escrow Agent"), regarding the sale and purchase of one hundred percent (100%) of the equity ownership of Point West Securities, LLC, a Delaware limited liability company (the "Company").

                    A. WHEREAS, Seller is the owner of all the member interests ("Interests") of the Company;

                    B. WHEREAS, the Company is a broker-dealer registered with the United States Securities and Exchange Commission (the "SEC") pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is in good standing with the National Association of Securities Dealers as a member thereof and is authorized to conduct business as a broker-dealer; and

                    C. WHEREAS, Seller wishes to sell, and Purchaser wishes to purchase, the Interests on the terms and conditions set forth below.

                    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties do mutually covenant and agree as follows:

ARTICLE 1
PURCHASE PRICE

                    1.1 Subject to the terms and conditions contained herein, Purchaser agrees to pay FORTY-FIVE THOUSAND DOLLARS ($45,000) (the "Purchase Price") for the Interests. As of the date hereof, Purchaser deposited, and Escrow Agent acknowledges that Purchaser deposited, the sum of TWENTY THOUSAND DOLLARS ($20,000) with Escrow Agent as a good faith deposit. The balance of the Purchase Price, TWENTY-FIVE THOUSAND DOLLARS ($25,000), in the form of a cashier’s check or bank to bank transfer, shall be due and payable to Escrow Agent at least one day prior to the Closing Date (as such term is defined below).

ARTICLE 2
CLOSING DATE AND CLOSING DELIVERABLES

                    2.1 The closing of the purchase and sale of the Interests (the "Closing") shall occur promptly after (but in no event more than three business days after) the receipt by Purchaser of written approval of this transaction from both the National Association of Securities Dealers ("NASD") and the State of California (the "Closing Date"). The Closing shall be accomplished by mail.

                    2.2 On the business day before the Closing Date:

                                        (a) Purchaser will deposit with Escrow Agent the balance of the Purchase Price in the amount as set forth above.

                                        (b) As Seller’s Interests are not certificated, Seller shall deliver an assignment of limited liability company membership interest (the "Assignment of Interest"), substantially in the form of Exhibit A, to the Escrow Agent evidencing the transfer of the Interests to Purchaser at Closing.

                                        (c) Seller will execute and deliver to Escrow Agent a certificate (the "Closing Certificate"), dated as of the Closing Date, certifying that the representations and warranties of Seller contained in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on and as of the date hereof and that all covenants and conditions to be performed and satisfied on or before the Closing have been fully performed and satisfied by Seller.

                                        (d) Seller will deliver signature cards for the Company’s bank accounts designating Sean Sweeney as the only signor to the Escrow Agent.

                    2.3 On the Closing Date, Escrow Agent will deliver, by reputable overnight courier, to Purchaser, the Closing Certificate, the bank signature cards referred to in 2.2(d), the executed Assignment of Interest, and to Seller, the Purchase Price.

ARTICLE 3
PURCHASER’S AND SELLER’S OBLIGATION PRE-CLOSING

                    3.1 As soon as practicable after the signing of this Agreement, but before the Closing, Purchaser will prepare an amended Form B/D (the "Form B/D") to be filed promptly after the Closing by Purchaser with the SEC, the NASD and the State of California, indicating the change in ownership of Company and listing the new officers and directors, including specifically appropriate disclosure of the resignation of the present licensed persons from association with the Company. The Form B/D may also indicate a change in business and change in location of the Company. Immediately after the signing of this Agreement Seller shall prepare and send a letter to the NASD notifying the NASD of the anticipated change in ownership of the Company and shall, further, cooperate to the extent necessary with Purchaser with respect to preparation of the Form B/D and the subsequent processing thereof after Closing by the regulatory authorities, to facilitate the transaction contemplated herein and to provide such information to Purchaser, the NASD and/or the SEC as is reasonably necessary in connection with NASD’s and SEC’s review of this transaction.

                    3.2 Prior to Closing, Seller:

                                        (a) will file, on behalf of Purchaser, the registration forms for the Commonwealth of Pennsylvania; provided, however, that Purchaser will reimburse Seller at Closing for all registration fees directly related to such registration (the "State Registration Fees"); and

ARTICLE 4
SELLER’S REPRESENTATIONS

                        4.1 Seller hereby represents, warrants and covenants to and with Purchaser on the date hereof, which representations, warranties and covenants will continue to be true and correct and will be fully performed or satisfied on or before the Closing Date, the following:

                                        (a) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own and operate its properties and to carry on business as now being conducted or as conducted in the past, and is qualified to do business and is in good standing as a foreign entity in each state or other jurisdiction in which the nature of its properties, assets or business requires such qualification and in which the failure to so qualify could have a material adverse effect on its business.

                                        (b) On the Closing Date, Seller will convey and Purchaser will receive good and marketable title to the Interests, which will represent all of the outstanding membership interests of the Company, free of any claim, debt or obligation whatsoever, and no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its membership interests.

                                        (c) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, by Seller will not conflict with, violate or breach, or result in a default or lien under (i) any agreement or other instrument to which the Company or Seller is a party, including without limitation the Company’s operating agreement and articles of organization or (ii) any permit, license, registration or authorization of any governmental or self-regulated agency or other person.

                                        (d) The Company is duly licensed as a broker/dealer with (i) the SEC, (ii) the NASD, (iii) the State of California and (iv) the Securities Industry Protection Corporation (the "SIPC"). The Company has all permits, licenses and authorizations required by any government authority or agency for the conduct of its current business. The Company is registered and in good standing with the SEC as a broker-dealer pursuant to the Exchange Act and each jurisdiction which requires such registration or qualification in connection with its business and is a member in good standing of the NASD and the SIPC, and is currently fully registered to conduct business in the State of California, and has been and currently is operating in full compliance with the laws, rules and regulations of such regulatory bodies and any other industry, governmental or trade organization required by law for the conduct of its present business (together "Regulatory Agencies").

                                        (e) On the Closing Date, Seller will deliver to Purchaser all of the Company’s books, records and documents in such form and detail as may be required or requested in the normal course of operating a licensed broker/dealer by any of the regulatory agencies of licensed broker/dealers.

                                        (f) There are no debts or liabilities of any nature or kind outstanding, including liabilities for securities transactions effected by the Company or liabilities for securities, the creation or placement of which has been facilitated by the Company. As of the Closing Date, there will be no outstanding trades that have not settled. The Company is not party to any agreements (whether oral or written), except for those listed on Schedule A attached hereto. Seller has delivered to Purchaser true, correct and complete copies (including all amendments and supplements thereto) of all agreements listed on Schedule A.

                                        (g) Seller has caused the Company to prepare and file accurately all federal, state and local and all other material income, property, sales and use, or other applicable tax returns, declarations, statements, reports (including FOCUS reports), schedules, forms and information returns and any amendments thereto that are or were required to be filed (collectively, "Tax Returns"), and has paid, caused the Company to pay, or made provision for the payment of all taxes and other charges required to be paid with respect to the periods covered by such Tax Returns, including the period ended December 31, 2001. Seller has not caused the Company to be and it is not currently delinquent in the payment of any tax assessment or governmental charge, nor has Seller caused the Company to execute any waiver of any statute of limitations on the assessment or collection of any tax. Seller knows of no basis for the assertion of any deficiencies for any period covered by such Tax Returns or otherwise payable to any taxing authority.

                                        (h) Since December 31, 2001, there has been no change in the assets, liabilities, financial condition or operating results of the Company, except those changes in the ordinary course of business that have not been, in the aggregate, materially adverse to the Company.

                                            (i) Seller has delivered to Purchaser a true and correct copy of the Company’s unaudited financial statements as of and for the year ended December 31, 2001, and the Company’s audited financial statements as of and for the years ended December 31, 2000, and December 31, 1999, which financial statements have been prepared in accordance with generally accepted accounting principles and present fairly in all material respects the financial position of the Company as of the date thereof.

                                        (j) Seller has delivered to Purchaser all of the Company’s books and records, including all formation documents, annual filings and minutes of the Company’s managers and/or members, if any.

                                        (k) There are no customer complaints (oral or written) outstanding, and none has ever been made against the Company.

                                        (l) There is no claim (oral or written), action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the best knowledge of Seller, threatened against the Company (nor is Seller aware of any basis on which any of the foregoing could reasonably be threatened) and the Company is not subject to any continuing order of consent decree, settlement agreement or other similar written agreement with or investigation by, any regulatory authority or governmental entity, or any judgment, order, writ, injunction, decree or award of any regulatory authority or governmental entity or arbitrator including, without limitation, cease-and-desist or other orders.

                                        (m) The Company has no subsidiaries and does not own any capital stock, security, partnership interest or other equity interest of any kind in any corporation, partnership, joint venture, association or other entity.

                                        (n) The Company does not now engage in, nor has the Company ever engaged in, any manufacturing activity or the distribution of manufactured goods, nor has any such activity ever been conducted by any third party within any premises leased or owned by the Company.

                                        (o) The Company does not now sponsor, maintain, offer or have (nor has it ever sponsored, maintained, offered or had) any employee benefit plans. Except Seller, the Company has no employees who have performed activities on behalf of the Company as members and/or managers under the Delaware Limited Liability Company Act and the Company has never had any employees who have performed activities on behalf of the Company as members and/or managers under the Delaware Limited Liability Company Act.

                                         (p) The Company’s Security Dealer Fidelity Bond with Fidelity & Deposit Company of Maryland (Policy #S0990168) is in good standing, and will continue to be in good standing and in full force and effect with no claims pending against such Bond as of the Closing Date.

                                        (q) The Company is exempt from registration with the Lost and Stolen Securities Program.

                                        (r) The Company does not maintain or have (nor has the Company ever maintained or had) a custodial bank account for customer funds.

                                        (s) All information provided to Purchaser, or its agents, by or on behalf of the Company or Seller or any of their respective representatives or agents (including, without limitation, each representation, warranty and covenant of Seller set forth in this Agreement) is, and Seller covenants that any such information provided hereafter will be, true and correct in all material respects and does not, and Seller will not, omit any material statements which would make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE 5
COVENANTS

                    5.1 From the date hereof through the Closing Date, Seller will not, and will use its best efforts to cause the Company not to:

                             (a) make any change in the Company’s certificate of formation or operating agreement or authorize or propose the same;

                                        (b) issue, deliver or sell, authorize or propose the issuance, delivery or sale of, any of the Company’s securities (including any Interests of the Company), options, warrants, calls, conversion rights or commitments relating to the Company’s securities of any kind, or authorize or propose any change in the Company’s equity capitalization, or issue or authorize the issuance of any debt securities of the Company;

                                        (c) declare or pay any dividend, or make any distribution (whether in cash, stock or property) in respect of its member interests, whether now or hereafter outstanding, or split, combine or reclassify any of the member interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for the member interest or purchase, redeem or otherwise acquire or retire for value any of the Interests;

                                        (d) enter into any contract or commitment or incur or agree to incur any liability (other then commissions payable in the ordinary course of business) or make any capital expenditures, or guarantee any indebtedness;

                                        (e) acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets (other than assets acquired in connection with the execution of securities trades executed in the ordinary course of business);

                                        (f) merge or consolidate or agree to merge or consolidate with or into any other corporation or entity;

                                        (g) waive any material rights or claims of the Company;

                                        (h) commit a material breach of or amend or terminate any agreement, permit, license or other right other than as specifically permitted herein;

                                        (i) enter into any agreement (whether oral or written);

                                        (j) commence or threaten a lawsuit;

                                        (k) revalue any of the Company’s assets, including without limitation, writing off accounts receivable;

                                        (l) make any tax election other than in the ordinary course of business and consistent with past practice, change any tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment; or

                                        (m) take, or agree (in writing or otherwise) to take, any of the actions described in (a) through (l) in this Section, or any action which would make any of the representations and warranties of Seller contained in this Agreement untrue or result in any of the covenants set forth in this Agreement not being satisfied.

                    5.2 Within 2 business days of filing the Company’s FOCUS report for the quarter ending December 31, 2001 (the "FOCUS Report") with the NASD, Seller will deliver to Purchaser a true and correct copy of the FOCUS Report.

ARTICLE 6
INDEMNIFICATION AND ASSUMPTION OF LIABILITIES

                    6.1 Seller shall indemnify, defend, and hold harmless Purchaser and its affiliates and their respective shareholders, directors, officers, employees, and agents from and against all claims, causes of action, losses, damages, liabilities, fines, penalties, costs, and expenses (including all reasonable fees and disbursements of counsel), whether arising in equity, at common law, or by statute, or under the law of contracts, tort (including negligence and strict liability without regard to fault) or property, of every kind and character (including for personal injury (including emotional distress), real or personal property damage and economic loss), (collectively, "Losses"), to the extent (i) caused by a breach of any representation or warranty made by Seller in this Agreement and any other certificate or document delivered by Seller pursuant to this Agreement or (ii) arising from or out of Seller’s ownership or operation of the Company or its business on or prior to the Closing Date, including, but not limited to, any agreement existing before or as of the Closing Date.

                    6.2 Purchaser shall indemnify, defend, and hold harmless Seller and its affiliates and their respective shareholders, directors, officers, employees, agents from and against all Losses to the extent (i) caused by a breach of any representation or warranty made by Purchaser in this Agreement and any other certificate or document delivered by Purchaser pursuant to this Agreement or (ii) arising from or out of Purchaser’s ownership or operation of the Company or its business after the Closing Date.

                    6.3 The amount of any loss, liability, claim, damage, expense or tax for which indemnification is provided under this Section 6 shall be net of any amounts recovered by the Indemnified Party (as defined below) under insurance policies with respect to such loss, liability, claim, damage or expense.

                    6.4 In order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third party against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the party who is indemnifying (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim within 20 business days after receipt by such Indemnified Party of written notice of the Third Party Claim and in any event prior to the expiration of any time period established by laws for defending a Third Party Claim or instituting a claim for indemnification, including laws relating to statutes of limitations pertaining to the Third Party Claim for which indemnification is sought; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the

Indemnifying Party shall have been actually prejudiced as a result of such failure, including the inability to defend such Third Party Claim as the result of applicable laws, including statutes of limitations (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

    If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the Indemnified Party therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnified Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the Indemnifying Party), at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof.

    If the Indemnifying Party so elects to assume the defense of any Third Party Claim, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense or prosecution thereof. Such cooperation shall include (i) the retention and (upon the Indemnifying Party’s request and expense) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available, on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. (ii) to any settlement, compromise or discharge of a Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, which releases the Indemnified Party completely in connection with such Third Party Claim and which, in the reasonable judgment of the Indemnifying Party, would not otherwise adversely affect the Indemnified Party.

    Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

ARTICLE 7
TERMINATION

                    7.1 This Agreement may be terminated at any time prior to the Closing:

                                        (a) By the written agreement of Purchaser and Seller, in which case Escrow Agent shall return to Purchaser, within two business days of such termination, all of the Purchase Price deposited with Escrow Agent; or

                                        (b) By Purchaser upon written notice to Seller and Escrow Agent only in the event of one or more of the following:

                                                (i) Seller and Purchaser do not receive all necessary third party approvals, including the NASD and the State of California, within 90 days from the date hereof; or

                                                (ii) there has been a breach by Seller of any representation, warranty, covenant or agreement set forth in this Agreement.

                    7.2 In the event of a termination of this Agreement pursuant to Section 7.1(b)(i) of this Article, Escrow Agent shall return to Purchaser, within two business days of such termination, all of the Purchase Price deposited with Escrow Agent less the State Registration Fees which Escrow Agent shall deliver to Seller as Seller’s sole and exclusive remedy. In the event of a termination of this Agreement pursuant to Section 7.1(b)(ii) of this Article, Seller shall not be entitled to reimbursement of the State Registration Fees and in such case, Escrow Agent shall return to Purchaser within two business days of such termination, all of the Purchase Price deposited with Escrow Agent.

ARTICLE 8
SELLER’S POST CLOSING COVENANT

                    8.1 Seller will, no later than one business day following the Closing Date, send a notice of termination with respect to each agreement listed on Schedule A attached hereto.

ARTICLE 9
ESCROW AGENT’S, BROKER’S AND FINDER’S FEES

                    9.1 Other than fees due to Escrow Agent, Seller and Purchaser have not incurred, and will not incur, directly or indirectly, any liability for brokerage’s or finder’s fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Escrow Agent acknowledges and agrees that upon receipt of $__________ (the "Escrow Agent Fee") at Closing, to be deducted from the Purchase Price deposited in escrow, Escrow Agent will be fully paid by the parties hereto for all services rendered in connection herewith. Escrow Agent acknowledges and agrees that he will only be entitled to the Escrow Agent Fee if this transaction closes pursuant to the terms of this Agreement.

ARTICLE 10
NOTICES

                    10.1 Except for matters relating to formation, governance and capitalization of the Company which will be governed by the Delaware Limited Liability Company Act of the State of Delaware, this Agreement shall be enforced and interpreted in accordance with the law of the State of California, and in the courts of the State of California, which shall have exclusive jurisdiction thereover. Personal service in any proceeding shall be made and accepted in the manner of giving of notice as below stated.

                    10.2 Any notices, demands, consent or other communications, which may or shall be given one business day after the day sent by overnight courier service, in each case, addressed to the parties as below provided:

If to Purchaser at:                     Kildare Capital, Inc.
                                                    960 North Amelia Avenue, Suite "A"
                                                    San Dimas, California 91773

If to Seller at:                             Point West Capital Corporation
                                                    1700 Montgomery Street, Suite 250
                                                    San Francisco, California 94111

If to Escrow Agent:                     Broker Dealer Market Inc
                                                    302 Park Boulevard
                                                    Oldsmar, Florida 34677

ARTICLE 11
SURVIVAL

                    11.1 Those paragraphs which either expressly or by their nature would survive termination of this Agreement shall survive termination of this Agreement.

ARTICLE 12
NECESSARY ACTS AND FURTHER ASSURANCES

                    12.1 The parties will execute and deliver such other and further documents and instruments, and will take such other and further actions, as may be reasonably necessary or appropriate to evidence or carry out the parties’ mutual intent in entering into this Agreement.

ARTICLE 13
COMPLETE AGREEMENT; COUNTERPARTS

                    13.1 This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all other agreements and understandings, whether written or oral, between the parties relating to the subject matter hereof entered into prior to the execution hereof. No modification, amendment or supplement to this Agreement will be binding or effective for any purpose unless such modification, amendment or supplement is in writing and executed by the duly authorized representatives of all parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

ARTICLE 14
THIRD PARTY BENEFICIARIES

                    Except as expressly stated herein, nothing in this Agreement is intended to confer benefits, rights or remedies unto any person other than the parties hereto and their permitted successors and assigns.

                    IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first written above.

KILDARE CAPITAL, INC.

By: /s/ Sean M. Sweeney

Name: Sean M. Sweeney
Title: CEO

POINT WEST CAPITAL CORPORATION

By: /s/ John W. Rotter

Name: John W. Rotter
Title: CEO

ESCROW AGENT:

BROKER DEALER MARKET INC.
By: /s/ John J. McGrath

Name: John J. McGrath
Title: President

SCHEDULE A

Agreements

ASSIGNMENT OF LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST

                    THIS ASSIGNMENT OF LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST AGREEMENT (the "Assignment") is made as of the ___ day of _______, 2002 by and between Kildare Capital, Inc., a California corporation ("Kildare"), and Point West Capital Corporation ("Point West").

                    WHEREAS, Point West is the sole Member and Manager of Point West Securities, LLC, a Delaware limited liability company ("Point West Securities"); and

                    WHEREAS, Point West desires to assign, deliver, convey, transfer and vest all of its right, title and interest, legal and equitable, in the limited liability company interest ("Membership Interest") in Point West Securities, all of which are owned by Point West to Kildare and Kildare desires to accept such assignment, delivery, conveyance, transfer and vesting pursuant to the terms and conditions contained herein and that certain purchase agreement by and among Kildare, Point West and Broker Dealer Market, Inc., a Florida corporation, dated as of December 31, 2001 (the "Purchase Agreement").

                    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                    1. Point West hereby assigns to Kildare all of its right, title and interest in Point West Securities with respect to such Membership Interest and Kildare hereby assumes all of Point West’s right, title and interest in Point West Securities with respect to such Membership Interest.

                    2. This Agreement shall be binding upon Point West and Kildare and their respective successors and permitted assigns and shall inure to the benefit of Point West and Kildare, and their respective successors and permitted assigns.

                    3. Neither the making nor the acceptance of this instrument shall enlarge, restrict or otherwise modify the terms of the Purchase Agreement or constitute a waiver or release of any such parties’ liabilities, duties or obligations under such agreement.

                    4. This Assignment shall be governed by and construed in accordance with the laws of the State of California, without regard to its provisions with respect to conflict of laws.

IN WITNESS WHEREOF, Point West and Kildare have caused this Assignment of Limited Liability Company Membership Interest Agreement to be executed as of the day and year first above written.

POINT WEST CAPITAL CORPORATION

By: _______________________________

Name: John Ward Rotter

Title: CEO

KILDARE CAPITAL, INC.

By: _______________________________

Name: Sean Sweeney

Title: President

POINT WEST CAPITAL CORPORATION

SECRETARY’S CERTIFICATE

                    I, John Ward Rotter, Secretary of Point West Capital Corporation, a Delaware corporation (the "Company"), do hereby further certify that:

                                1. Attached hereto as Exhibit A are true, correct and complete copies of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Purchase Agreement dated December 31, 2001 ("the Purchase Agreement"), by and among the company, Kildare Capital, Inc., a California corporation and Broker Dealer Market Inc., a Florida corporation and the consummation of the transactions contemplated by the Purchase Agreement. All of the resolutions contained in Exhibit A hereto were duly and validly adopted by the Board of Directors of the Company in accordance with applicable law and the bylaws of the Company. Such resolutions have not bee amended, modified or rescinded and are in full force and effect on the date hereof.

                                2. The following persons are duly elected, qualified and acting officers of the Company and hold the respective offices set forth opposite their names below, and the signatures set forth opposite their names and titles are their true and genuine signatures:

Name	Title	Signature

John Ward Rotter	Chief Executive Officer	/s/ John Ward Rotter

Alan B. Perper	President	/s/ Alan B. Perper

Bradley Rotter	Chairman	/s/ Bradley Rotter

IN WITNESS WHEREOF, I have hereunto signed my name as the CEO and Corporate Secretary of the Company, as of this 23 day of January, 2002.

POINT WEST CAPITAL CORPORATION

By: /s/ John W. Rotter

Name: John W. Rotter
Title: CEO and Corporate Secretary

                    I, Alan B. Perper, President of Point West Capital Corporation, do hereby certify that John Ward Rotter is the duly appointed, qualified and acting CEO, Chief financial Officer and Corporate Secretary of Point West Capital Corporation, and that the signature of John Ward Rotter set forth above is his true and genuine signature.

                    IN WITNESS WHEREOF, I have hereunto signed my name this 23 day of January,

POINT WEST CAPITAL CORPORATION

By: /s/ Alan B. Perper

Name: Alan B. Perper
Title: President

EXHIBIT A

Resolutions

                    Whereas, the Purchase Agreement dated as of December 31, 2001, by and among the company, Kildare Capital, inc., a California Corporation and Broker Dealer Market Inc., as Florida corporation (the "Purchase Agreement") has been presented to the board of Directors; and whereas, the company will benefit by entering into the Purchase Agreement.

                    Now, therefore, it is hereby resolved that Ward Rotter or Alan Perper is authorized and directed to execute and deliver the Purchase Agreement to consummate the transaction contemplated thereby and take all other actions and execute and deliver any and all other or further documents and instruments contemplated or necessary, in either of their sole dissolution, in order to effectuate the transaction contemplated in the Purchase Agreement.